Moody National REIT I, Inc. 10-K

EXHIBIT 10.62

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

PREPARED BY AND

UPON RECORDATION RETURN TO:

WINSTON & STRAWN LLP

200 PARK AVENUE

NEW YORK, NEW YORK 10166

ATTN: COREY A. TESSLER, ESQ.

Moody National Austin-GOVR Holding, LLC,

a Delaware limited liability company, as grantor

(Grantor)

To

GARY S. FARMER, as trustee

(Trustee)

for the benefit of

LADDER CAPITAL FINANCE LLC, as beneficiary

(Lender)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Dated:	As of December 30, 2013
Location:	4141 Governors Row, Austin, TX 78744
County:	Travis

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of this 30th day of December, 2013, by Moody National Austin-GOVR Holding, LLC, a Delaware limited liability company, having its principal place of business at c/o Moody National REIT I, Inc., 6363 Woodway, Suite 110, Houston, Texas 77057, together with its permitted successors and assigns, individually and collectively, “Grantor”), to GARY S. FARMER, a natural person, having an address at c/o Heritage Title Company of Austin, Inc., 401 Congress Avenue, Suite 1500, Austin, TX 78701, as trustee (“Trustee”), for the benefit of LADDER CAPITAL FINANCE LLC, having an address at 345 Park Avenue, 8th Floor, New York, New York 10154, as beneficiary (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

A.        This Deed of Trust is given to secure a loan (the “Loan”) in the principal sum of ELEVEN MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($11,500,000.00) advanced pursuant to that certain Loan Agreement dated as of the date hereof between Grantor (together with its permitted successors and assigns, collectively and individually, “Borrower”) and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note in the stated principal sum of ELEVEN MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($11,500,000.00), dated the date hereof, made by Borrower to Lender (such Note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the “Note”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

B.        Grantor desires to secure the payment of the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including any prepayment fees) due to Lender in respect of the Loan and the Loan Documents (the “Debt”) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

C.        This Deed of Trust is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Grantor of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Deed of Trust.

NOW THEREFORE, Borrower, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Deed of Trust:

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PART I - GENERAL PROVISIONS

ARTICLE 1 — GRANTS OF SECURITY

Section 1.1.      PROPERTY CONVEYED. Grantor does hereby irrevocably release, pledge, assign, warrant, transfer, confirm and convey to Trustee and its successors and assigns, in trust, with Power of Sale for the use and benefit of Lender as beneficiary in trust, a lien on the following property, rights, interests and estates, now owned or hereafter acquired by Grantor (collectively, the “Property”):

(a)        Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)        Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Deed of Trust;

(c)        Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)        Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)        Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Grantor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures, inventory, materials, supplies, and electronic data-processing and other office equipment, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, food carts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, fire prevention and extinguishing apparatus, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, motors, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, and all washers and dryers now owned or hereafter acquired by Grantor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases except to the extent that Grantor shall have any right or interest therein;

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(f)        Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Grantor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which Tenants are entitled to remove pursuant to Leases except to the extent that Grantor shall have any right or interest therein;

(g)        Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses (including, without limitation, all innkeepers, entertainment and liquor licenses), certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Grantor and which are used in connection with the operation, maintenance or management of the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Deed of Trust and all proceeds and products of any of the above;

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(h)        Leases and Rents. “Leases and Rents. All Leases, Rents, Bankruptcy Claims, Lease Guaranties and other items assigned to Lender pursuant to that certain Assignment of Leases and Rents of even date herewith, executed by Grantor in favor of Lender and filed for record in the real property records of Travis County, Texas (the “Assignment of Leases and Rents”);

(i)        Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j)        Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k)       Tax Certiorari. All refunds, rebates or credits in connection with any reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari proceedings or any other applications or proceedings for reduction of same, in each case, irrespective of the time period to which they relate;

(l)        Rights. The right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(m)       Agreements. All agreements, including, all of Grantor’s right, title and interest, if any, in and to the Franchise Agreement, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Grantor thereunder;

(n)        Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(o)        Accounts. All reserves, escrows and deposit accounts maintained by Grantor with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Loan Agreement, the Cash Management Agreement, the Clearing Account Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;

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(p)        Uniform Commercial Code Property. All documents, instruments, chattel paper and intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and general intangibles relating to the Property;

(q)        Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash, or in liquidation or other claims or otherwise; and

(r)        Other Rights. Any and all other rights of Grantor in and to the items set forth in Subsections (a) through (q) above.

AND without limiting any of the other provisions of this Deed of Trust, to the extent permitted by applicable law, Grantor expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and conveyed hereby.

Section 1.2.      ASSIGNMENT OF RENTS. As additional security for the payment of the Debt, Grantor hereby unconditionally assigns to Lender and Trustee all of Grantor’s right, title and interest in and to all Leases, Rents, and collateral described in the Assignment of Leases and Rents. So long as no Event of Default has occurred and is continuing beyond any applicable notice and cure period, subject to the terms of the Assignment of Leases and Rents, Lender grants to Grantor a revocable license to collect, receive, use and enjoy the Rents.

Section 1.3.      SECURITY AGREEMENT. This Deed of Trust is both a real property deed of trust and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Deed of Trust, Grantor hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Grantor shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Grantor shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. The principal place of business of Grantor (Debtor) is as set forth on page one hereof and the address of Lender (Secured Party) is as set forth on page one hereof.

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Section 1.4.      FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Deed of Trust, and this Deed of Trust, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures. Grantor is the debtor with the address set forth above, Lender is the secured party with the address set forth above and the organizational identification number of Grantor is 90-0938862.

Section 1.5.     PLEDGES OF MONIES HELD. Grantor hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts (as defined in the Cash Management Agreement), the Clearing Account Agreement and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Deed of Trust.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto the Trustee, and his successors and assigns, forever

IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, to secure payment to Lender of the Obligations at the time and in the manner provided for its payment in the Note and in this Deed of Trust.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Deed of Trust, shall well and truly perform the Other Obligations as set forth in this Deed of Trust and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Grantor’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof and the other Loan Documents and any provision which by terms expressly survives prepayment or release shall survive any such payment or release.

Section 1.6.      - DEBT AND OBLIGATIONS SECURED

Section 1.7.      DEBT. This Deed of Trust and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

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Section 1.8.     OTHER OBLIGATIONS. This Deed of Trust and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a)         the performance of all other obligations of Grantor contained herein

(b)         the performance of each obligation of Grantor contained in the Loan Agreement and any other Loan Document; and

(c)         the performance of each obligation of Grantor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 1.9.      DEBT AND OTHER OBLIGATIONS. Grantor’s obligations for the payment of the Debt and the performance of the Other Obligations may sometimes be referred to collectively herein as the “Obligations.”

Section 1.10.    FUTURE ADVANCES. In addition to securing the full, prompt and complete payment and performance when due of the Obligations, this Deed of Trust shall also secure any and all other, further or future loans, advances, readvances, reborrowings and borrowings made to or at the request of Grantor from or by Lender that are evidenced by a writing providing that they are to be so secured, it being presently contemplated by Grantor and such other parties that Grantor may and will hereafter become indebted to Lender in other, further and future sum or sums

ARTICLE 2 — GRANTOR COVENANTS

Grantor covenants and agrees that:

Section 2.1.      PAYMENT OF DEBT. Grantor will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Deed of Trust.

Section 2.2.      INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

Section 2.3.      INSURANCE. Grantor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to the Loan Agreement.

Section 2.4.      MAINTENANCE OF PROPERTY. Grantor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Lender. Grantor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

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Section 2.5.      WASTE. Grantor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Deed of Trust. Grantor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 2.6.      PAYMENT FOR LABOR AND MATERIALS.

(a)         Subject to Section 3.6(b), Grantor will promptly pay when due all bills and costs for labor, materials and specifically fabricated materials (“Labor and Material Costs”) incurred by Grantor in connection with the Property and never permit to exist beyond the due date thereof in respect of Grantor’s interest in the Property, or any part thereof, any lien or security interest, even though inferior to the liens and the security interests created hereby and by the other Loan Documents, and in any event never permit to be created or exist in respect of Grantor’s interest in the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the other Loan Documents, except for the Permitted Encumbrances. With respect to liens filed against Grantor’s interest in the Property due to costs for work or materials incurred by Master Tenant, Grantor shall use commercially reasonable efforts to enforce (and otherwise take any reasonable effort Lender may reasonably require to enforce) the Master Tenant Lease with respect to payment of the same

(b)         After prior written notice to Lender, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Deed of Trust or any of the other Loan Documents, (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Grantor and from the Property or Grantor shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; and (vi) Grantor shall have furnished to Lender either (1) a cash deposit equal to 125% of the amount of such contested Labor and Material Costs, or (2) an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of such Labor and Material Costs, plus in either of the foregoing cases a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith. Lender shall make any security so provided to Lender available to satisfy Grantor’s obligations so being contested upon resolution thereof, and, provided that no Event of Default has occurred and is continuing, shall return any excess to Grantor.

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Section 2.7.      PERFORMANCE OF OTHER AGREEMENTS. Grantor shall observe and perform each and every term, covenant and provision to be observed or performed by Grantor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

ARTICLE 3 — OBLIGATIONS AND RELIANCES

Section 3.1.      RELATIONSHIP OF GRANTOR AND LENDER. The relationship between Grantor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Grantor, and no term or condition of any of the Loan Agreement, the Note, this Deed of Trust and the other Loan Documents shall be construed so as to deem the relationship between Grantor and Lender to be other than that of debtor and creditor.

Section 3.2.      NO RELIANCE ON LENDER. The general partners, members, principals and (if Grantor is a trust) beneficial owners of Grantor, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Grantor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Grantor is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 3.3.      NO LENDER OBLIGATIONS.

(a)         Notwithstanding the provisions of Subsections 1.1(h) and (m) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.

(b)         By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Deed of Trust, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 3.4.     RELIANCE. Grantor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Deed of Trust and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article III of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Deed of Trust in the absence of the warranties and representations as set forth in Article III of the Loan Agreement.

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ARTICLE 4 — FURTHER ASSURANCES

Section 4.1.         RECORDING OF DEED OF TRUST, ETC. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, at Lender’s request, will cause this Deed of Trust and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Grantor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Deed of Trust, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any Deed of Trust with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust or mortgage supplemental hereto, any Deed of Trust with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do and excluding all income, franchise or similar taxes.

Section 4.2.         FURTHER ACTS, ETC. Grantor will, at the cost of Grantor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender and Trustee the property and rights hereby deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Trustee or Lender, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust, or for complying with all Legal Requirements. Grantor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Grantor or to file without the signature of Grantor to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Grantor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 5.2.

Section 4.3.         CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.

(a)         If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Grantor will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Grantor would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable. Any such repayment shall be made without premium or penalty (including any Yield Maintenance Premium).

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(b)         Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable. Any such repayment shall be made without premium or penalty (including Yield Maintenance Premium).

(c)         If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Deed of Trust, or any of the other Loan Documents or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

Section 4.4.         SPLITTING OF DEED OF TRUST. This Deed of Trust and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more Deed of Trusts, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Grantor, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and Deed of Trusts in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to those contained herein and in the Note and imposing no obligations on Grantor more onerous than those contained herein and in the Note, and such other documents and instruments, consistent with the foregoing restrictions, as may be reasonably required by Lender.

Section 4.5.         REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, (i) in the case of loss, theft or destruction, a customary lost note indemnity by Lender, or (ii) in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Grantor will issue, in lieu thereof, a replacement Note or a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 5 — DUE ON SALE/ENCUMBRANCE

Section 5.1.         LENDER RELIANCE. Grantor acknowledges that Lender has examined and relied on the experience of Grantor and its general partners, members, principals and (if Grantor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Grantor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Obligations, including the repayment of the Debt. Grantor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Grantor default in the repayment of the Debt or the performance of the Obligations, Lender can recover the Debt by a sale of the Property.

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Section 5.2.         NO TRANSFER. Grantor shall not permit or suffer any Transfer to occur unless expressly permitted pursuant to the terms and provisions of the Loan Agreement or unless Lender shall consent thereto in writing.

ARTICLE 6 — RIGHTS AND REMEDIES UPON DEFAULT

Section 6.1.         REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Grantor agrees that Lender or Trustee, or both, may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

(a)         declare the entire unpaid Debt to be immediately due and payable;

(b)         exercise the remedies available to Lender and Trustee pursuant to Section 16.2 of this Deed of Trust with respect to the foreclosure of all or part of the Property;

(c)         Intentionally deleted;

(d)         Intentionally deleted;

(e)         institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f)         recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust or the other Loan Documents;

(g)         apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, which appointment is hereby authorized and consented to by Grantor, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Grantor, any guarantor, indemnitor with respect to the Loan or any Person liable for the payment of the Debt or any part thereof;

(h)         exercise all remedies in favor of Lender set forth in the Assignment of Leases and Rents;

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(i)         exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Grantor at its sole cost and expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment and/or the Personal Property sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Grantor;

(j)         subject to the provisions of the Loan Agreement, apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Deed of Trust or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i)         Taxes and Other Charges;

(ii)        Insurance Premiums;

(iii)       Interest on the unpaid principal balance of the Note;

(iv)       Amortization of the unpaid principal balance of the Note;

(v)        All other sums payable pursuant to the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, including without limitation, the prepayment fees, if applicable, and advances made by Lender pursuant to the terms of this Deed of Trust;

(k)         pursue such other remedies as Lender may have under applicable law; and/or

(l)         apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Deed of Trust shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 6.2.         APPLICATION OF PROCEEDS. Subject to the provisions of the Loan Agreement, the purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Deed of Trust or the other Loan Documents, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper.

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Section 6.3.         RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default or if Grantor fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Grantor, and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period beginning on the first day after notice from Lender that such cost or expense was incurred and continuing until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Deed of Trust and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 6.4.         ACTIONS AND PROCEEDINGS. Lender or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 6.5.         RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender or Trustee thereafter to bring an action of foreclosure, or any other action, for any Default or Event of Default by Grantor existing at the time such earlier action was commenced.

Section 6.6.         EXAMINATION OF BOOKS AND RECORDS. At reasonable times and upon reasonable prior notice (which may be given orally), Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Grantor which reflect upon its financial condition, at the Property or at any office regularly maintained by Grantor where such books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable prior notice (which may be given orally), Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Grantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Grantor where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 6.7.         OTHER RIGHTS, ETC.

(a)         The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Grantor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or the other Loan Documents.

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(b)         It is agreed that the risk of loss or damage to the Property is on Grantor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)         Lender may resort for the payment and performance of the Obligations (including, but not limited to the payment of the Debt) to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Deed of Trust. The rights of Lender or Trustee under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 6.8.         RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Deed of Trust shall continue as a lien and security interest in the remaining portion of the Property.

Section 6.9.         VIOLATION OF LAWS. If the Property is not in full compliance with Legal Requirements, Lender may impose additional requirements upon Grantor in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 6.10.       RECOURSE AND CHOICE OF REMEDIES. Pursuant to Section 11.22 of the Loan Agreement, Lender and the other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Grantor, contained in Sections 8.1, 8.2 and 8.3 herein and Sections 9.2, 11.13 and 11.22 of the Loan Agreement, under the Environmental Indemnity, the Assignment of Leases and any other indemnity obligation in the Loan Documents (collectively, the “Personal Liabilities”) without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, exercise of a power of sale or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, or exercises the power of sale pursuant to this Deed of Trust, Lender shall be entitled to pursue a deficiency judgment with respect to such obligations against Grantor with respect to the Loan. Subject to Section 11.22 of the Loan Agreement, a separate action or actions may be brought and prosecuted against Grantor with respect to the Obligations set forth in the Personal Liabilities, whether or not an action is brought against any other Person and whether or not any other Person is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity.

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Section 6.11.       RIGHT OF ENTRY. Upon reasonable notice to Grantor, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE 7 — INDEMNIFICATION

Section 7.1.         GENERAL INDEMNIFICATION. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Deed of Trust, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations (including, but not limited to, the Debt, and the Note, the Loan Agreement, this Deed of Trust, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Deed of Trust or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Grantor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Grantor to perform or be in compliance with any of the terms of this Deed of Trust; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Deed of Trust, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Deed of Trust is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any of the Indemnified Parties of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Grantor which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Grantor in this Deed of Trust or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 8.1 shall become due and payable within five (5) Business Days after written demand and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until such amounts and any applicable interest are paid. For purposes of this Article 8, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Deed of Trust is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

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Section 7.2.         MORTGAGE AND/OR INTANGIBLE TAX. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Deed of Trust, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 7.3.         ERISA INDEMNIFICATION. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2.11 of the Loan Agreement.

Section 7.4.         DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Grantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Grantor and any Indemnified Party and Grantor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or in addition to those available to Grantor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Grantor’s consent, which consent shall not be unreasonably withheld or delayed. Upon demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. The provisions of this Section 8.4 shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of this Deed of Trust.

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ARTICLE 8 — WAIVERS

Section 8.1.         WAIVER OF COUNTERCLAIM. To the extent permitted by applicable law, Grantor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Deed of Trust, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 8.2.         MARSHALLING AND OTHER MATTERS. To the extent permitted by applicable law, Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

Section 8.3.         WAIVER OF NOTICE. To the extent permitted by applicable law, Grantor shall not be entitled to any notices of any nature whatsoever from Lender or Trustee except with respect to matters for which this Deed of Trust or the Loan Documents specifically and expressly provide for the giving of notice by Lender or Trustee to Grantor and except with respect to matters for which Lender or Trustee is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Lender or Trustee to Grantor.

Section 8.4.         WAIVER OF STATUTE OF LIMITATIONS. To the fullest extent permitted by applicable law, Grantor hereby expressly waives and releases its right to plead any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 8.5.         Waiver of Jury Trial. GRANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THE NOTE, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

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Section 8.6.         SURVIVAL. The indemnifications made pursuant to Article herein and the representations and warranties, covenants, indemnities, and other obligations arising under the Loan Documents, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction, release or other termination of this Deed of Trust, or any other Loan Document, any assignment or other transfer of all or any portion of this Deed of Trust, or any other Loan Document or Lender’s interest in the Property (but, in such case, such indemnification shall benefit both Indemnified Parties and any such assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Grantor or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Deed of Trust, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Grantor from the Obligations or any portion thereof.

ARTICLE 9 — EXCULPATION

The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Deed of Trust to the same extent and with the same force as if fully set forth herein.

ARTICLE 10 — NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement.

ARTICLE 11 — APPLICABLE LAW

Section 11.1.         GOVERNING LAW. (A) THIS DEED OF TRUST WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GRANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, OR, IN THE CASE OF COLLATERAL SUBJECT TO THE UNIFORM COMMERCIAL CODE, THE LAW OF THE JURISDICTION THAT GOVERNS SUCH MATTER, AS DETERMINED IN ACCORDANCE WITH THE NEW YORK UNIFORM COMMERCIAL CODE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, AND THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(B)         ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GRANTOR ARISING OUT OF OR RELATING TO THIS DEED OF TRUST MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR IN THE STATE OR FEDERAL COURTS OF THE STATE OF TEXAS, AND GRANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GRANTOR DOES HEREBY AGREE THAT SERVICE OF PROCESS UPON GRANTOR AT ITS NOTICE ADDRESS AS SET FORTH IN SECTION 11.6 OF THE LOAN AGREEMENT (OR SUCH OTHER NEW NOTICE ADDRESS ESTABLISHED BY GRANTOR UNDER THE LOAN AGREEMENT) BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING AT THE TIME RECEIVED OR REFUSED BY GRANTOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY OTHER JURISDICTIONS.

Section 11.2.         USURY LAWS. Notwithstanding anything to the contrary, (a) all agreements and communications between Grantor and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall, to the extent permitted by any Legal Requirement, be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Grantor to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Grantor to Lender, or if there is no such indebtedness, shall immediately be returned to Grantor.

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Section 11.3.         PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Deed of Trust or any application thereof shall be invalid or unenforceable, the remainder of this Deed of Trust and any other application of the term shall not be affected thereby.

ARTICLE 12 — DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor and any subsequent owner or owners of the Property or any part thereof” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Deed of Trust,” as amended, restated or otherwise modified, from time to time, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and/or enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 13 — MISCELLANEOUS PROVISIONS

Section 13.1.         NO ORAL CHANGE. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 13.2.         SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Grantor and Lender and their respective successors and permitted assigns as set forth in the Loan Agreement. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons all or a portion of its rights and obligations under this Deed of Trust and the other Loan Documents.

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Section 13.3.         INAPPLICABLE PROVISIONS. If any provision of this Deed of Trust are held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Deed of Trust, such provision shall be fully severable and this Deed of Trust shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Deed of Trust, and the remaining provisions of this Deed of Trust shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Deed of Trust, unless such continued effectiveness of this Deed of Trust, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 13.4.         HEADINGS, ETC. The headings and captions of various Sections of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 13.5.         NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 13.6.         SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment performance and discharge of the Obligations (including, but not limited to, the payment of the Debt).

Section 13.7.         ENTIRE AGREEMENT. The Note, the Loan Agreement, this Deed of Trust and the other Loan Documents constitute the entire understanding and agreement between Grantor and Lender with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Grantor and Lender with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents.

Section 13.8.         LIMITATION ON LENDER’S RESPONSIBILITY. No provision of this Deed of Trust shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

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Section 13.9.         Joint and Several Liability.  It is specifically agreed and understood that all of the obligations, covenants, restrictions, representations, and liabilities of Grantor under this Deed of Trust shall also apply separately as to each party comprising Grantor.

Section 13.10.       Master lease subordination. The Master Lease is hereby made fully and completely subject and subordinate to the terms of this Deed of Trust.

ARTICLE 14 — DEED OF TRUST PROVISIONS

Section 14.1.         CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee’s gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Property for debts contracted or liability or damages or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee may resign at any time upon giving thirty (30) days’ notice to Grantor and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee (and, if Lender so elects, several substitute trustees in succession), by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise. Trustee may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices.

Section 14.2.         TRUSTEE’S FEES. Trustee shall be entitled to reimbursement for actual expenses incurred by him, his agents and counsel, in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Grantor will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by him in the performance of his duties. All such costs, fees and expenses shall be secured by this Deed of Trust.

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Section 14.3.         CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Agreement, the Note, this Deed of Trust or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 14.4.         RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 14.5.         PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 15.6.         SUCCESSION INSTRUMENTS. Any substitute trustee appointed in accordance with applicable law shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

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PART II

ARTICLE 15 — STATE-SPECIFIC PROVISIONS

Section 15.1.         PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Deed of Trust, the terms and conditions of this Article 16 shall control and be binding.

Section 15.2.         FORECLOSURE AND SALE.

(a)         Foreclosure. Upon the occurrence and during the continuance of an Event of Default, Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Lender to sell the Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Property is situated, at public venue to the highest bidder for cash between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust. The sale must begin at the time stated in the notice of sale or not later than three hours after that time. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. Further, any sale made by Trustee hereunder may, in lieu of cash, be upon such other terms and conditions as Lender may from time to time hereafter elect. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Lender, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any Event of Default, or as to Lender having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Lender or by such Trustee, substitute or successor, shall be taken as conclusive (absent manifest error) evidence of the truth of the facts so stated and recited. Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute.

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(b)         Right to Require Proof of Financial Ability. At any time during the bidding of any sale conducted by Trustee under paragraph 16.2(a) above, Trustee may require a bidding party (a) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable); and (b) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee’s requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, Trustee may continue the bidding with reservation; and in such event (i) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (ii) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void. Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Lender and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid. In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee (but in no event later than 3:45 p.m. local time on the date of sale), then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(c)         Judicial Foreclosure. This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence and during the continuance of an Event of Default may be foreclosed as to any of the Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Property is situated, and any foreclosure suit may be brought by Trustee or by Lender. In the event a foreclosure hereunder shall be commenced by Trustee or his substitute or successor, Lender may at any time before the sale of the Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Note and the other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Lender should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his substitute or successor to sell the Property in accordance with the provisions of this Deed of Trust.

(d)         Proceeds of Sale. The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

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FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to Trustee acting under the provisions of this Section 16.2 if foreclosed by power of sale as provided in said paragraph, not exceeding one percent (1%) of the proceeds of such sale;

SECOND, to the payment in full of the Debt (including specifically without limitation the principal, interest and attorneys’ fees due and unpaid on the Note and the amounts due and unpaid and owed to Lender under this Deed of Trust and the other Loan Documents) in such order as Lender may elect, in Lender’s sole and absolute discretion; and

THIRD, the remainder, if any, there shall be, shall be paid to Grantor or to such other party or parties as may be entitled thereto by law.

(e)         Lender as Purchaser. Lender shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any Lender purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Debt owing to such Lender, or if such Lender holds less than all of the Debt the pro rata part thereof owing to such Lender, accounting to all other beneficiaries of this Deed of Trust not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding beneficiaries.

(f)         Uniform Commercial Code. Upon the occurrence and during a continuance of an Event of Default, Lender may exercise its rights of enforcement under the Uniform Commercial Code with respect to the Personal Property, and in conjunction with, in addition to or in substitution for those rights and remedies:

(i)         Lender may enter upon the Property to take possession of, assemble and collect the Personal Property or to render it unusable;

(ii)        Lender may require Grantor to assemble the Personal Property and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Personal Property;

(iii)       written notice mailed to Grantor as provided herein ten (10) days prior to the date of public sale of the Personal Property or prior to the date after which private sale of the Personal Property will be made shall constitute reasonable notice;

(iv)       any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the Property under power of sale;

(v)        in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personal Property and the remainder of the Property may, at the option of Lender, be sold as a whole;

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(vi)       it shall not be necessary that Lender take possession of the Personal Property or any part thereof prior to the time that any sale pursuant to the provisions of this paragraph is conducted and it shall not be necessary that the Personal Property or any part thereof be present at the location of such sale;

(vii)      prior to application of proceeds of disposition of the Personal Property to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Lender;

(viii)     any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to non-payment of the indebtedness or as to the occurrence of any Event of Default, or as to Lender having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Lender, shall absent manifest error be taken as conclusive evidence of the truth of the facts so stated and recited; and

(ix)        Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of sale, but in the name and on behalf of Lender.

(g)         Partial Foreclosure. In the event of a default in the payment of any part of the Debt, Lender shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Debt due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Debt; and any such sale shall not in any manner affect the unmatured part of the Debt, but as to such unmatured part, this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Section 16.2(d) except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the Debt and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Note in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Debt.

(h)         Waiver.

(i)         To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of intent to accelerate, notice of acceleration, and all rights to a marshaling of the assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.

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(ii)        Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents whatever to defeat, reduce or affect the right of Lender under the terms of this Deed of Trust to a sale of the Property for the collection of the Debt without any prior or different resort for collection, or the right of Lender under the terms of this Deed of Trust to the payment of such indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.

(iii)       To the extent that Grantor, any partner thereof or any other entity responsible for the payment of the Debt is now, or at any time or from time to time hereafter is, a partnership, Grantor and Lender expressly acknowledge and agree that Lender is not required to comply with Section 3.05(d) of the Texas Revised Partnership Act, as same may be hereafter amended or modified, or any other or further laws, rules or regulations now or hereafter in effect which may limit the rights and remedies of a creditor to pursue partners of a partnership prior to the pursuit of such creditor’s rights and remedies against such partnership.

(iv)       If any law referred to in this paragraph and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Property might take advantage despite this paragraph, shall hereafter be repealed and cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.

(v)        Grantor hereby waives notice of intent to accelerate and notice of acceleration, and agrees that Lender may foreclose the lien of this Deed of Trust without sending either of such notices.

(i)         Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

(j)         Waiver of Deficiency Statute. Subject in any event to the provisions of Section 11.22 of the Loan Agreement:

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(i)         In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees that notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Lender shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this paragraph constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, and others against whom recovery of a deficiency is sought.

(ii)       Alternatively, in the event the waiver provided for in subsection (1) above is determined by a court of competent jurisdiction to be unenforceable, to the fullest extent not prohibited by applicable laws, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):

(A)         the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure;

(B)         the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(C)         all reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, seller’s attorneys’ fees and marketing costs;

(D)         the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in subsection (iii) above) and other maintenance expenses; and

(E)         any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

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Section 15.3.     Interest Limitation. It is expressly stipulated and agreed to be the intent of Grantor and Lender at all times to comply with the applicable Texas law governing the maximum rate of interest payable on the indebtedness evidenced by the Note, this Deed of Trust and the Related Debt (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, this Deed of Trust, any of the other Loan Documents or any other communication or writing by or between Grantor and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note and/or the Related Debt, or (iii) Grantor will have paid or Lender will have received by reason of any voluntary prepayment by Grantor of the Note and/or the Related Debt, then it is Grantor’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Debt (or, if the Note and all Related Debt have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note, this Deed of Trust and other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity for the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Note and/or any Related Debt then owing by Grantor to Lender. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Grantor will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the Related Debt then owing by Grantor to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or Related Debt shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or Related Debt (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Debt does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Debt for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or Related Debt. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Debt, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect. As used hereunder the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by the Note and the other Loan Documents. As used hereunder, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law. As used hereunder, the term “Related Debt” shall mean any and all indebtedness paid or payable by Grantor to Lender pursuant to the Loan Documents or any other communication or writing by or between Grantor and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Grantor to Lender under the Note.

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Section 15.4.         Fixture Filing. Pursuant to the Uniform Commercial Code, this Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of its filing for record covering and including any and all fixtures of every kind and type affixed to all or any portion of the Property or forming part of all or any portion of the Improvements. The name and address of Grantor, as debtor, and Lender (where information concerning the security interest granted hereby may be obtained), as secured party, are as set forth on the first page of this Deed of Trust. The above described goods are or are to become fixtures related to the Property and the Improvements of which Grantor is the record title owner. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Section 9.103(e) of the Uniform Commercial Code, as amended.

Section 15.5.         Miscellaneous.

(a)         Releases. Upon payment in full of the Debt and all other indebtedness secured hereby, Lender shall, at Grantor’s expense, cause the lien created by this Deed of Trust to be released by an instrument in form and substance reasonably satisfactory to Lender.

(b)         No Partnership. Notwithstanding anything to the contrary contained herein or otherwise, (a) the relationship between Grantor and Lender hereunder and otherwise shall be deemed, construed and treated by Grantor and Lender for all purposes to be solely that of debtor/creditor; (b) the various consent, approval and other rights afforded to Lender under this Deed of Trust have been granted and designed solely to protect the value of the Property and to assure Grantor’s payment of the Debt and all of such rights are customarily granted lenders in a secured lending transactions; (c) Grantor and Lender hereby expressly disclaim any sharing of liabilities, losses, costs or expenses with respect to the ownership or operation of all or any portion of the Property, or otherwise; and (d) the terms contained herein are not intended by Grantor and Lender and shall not for any purpose be deemed, construed or treated by Grantor and Lender so as (i) to create a partnership or joint venture between Lender and Grantor or between Lender and any other party, or (ii) to cause Lender to be or become liable in any way for the debts and obligations of Grantor (including, without limitation, any losses attributable to Grantor’s operation of the Property) or any other party.

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(c)         INDEMNITY. IT IS THE EXPRESS INTENTION OF GRANTOR AND GRANTOR HEREBY AGREES THAT THE INDEMNITIES SET FORTH IN THIS DEED OF TRUST (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTIONS 8.1, 8.2, 8.3 AND 8.4 HEREOF) AND THE OTHER LOAN DOCUMENTS WILL APPLY TO AND FULLY PROTECT EACH INDEMNIFIED PARTY EVEN THOUGH ANY CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES) THEN THE SUBJECT OF INDEMNIFICATION MAY HAVE BEEN CAUSED BY, ARISE OUT OF, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE) IN WHOLE OR IN PART OF SUCH INDEMNIFIED PARTY AND/OR ANY OTHER PARTY.

Grantor’s Initials: ____________

(d)         Incorporation By Reference. The terms, covenants and provisions of the Note and the other Loan Documents have been incorporated into this Deed of Trust by this reference. All persons from time to time having an interest in all or any portion of the Property are hereby placed on notice of all of the terms, covenants and provisions of the instruments incorporated herein and that copies of same may be obtained by those having an appropriate interest in the Property or any portion thereof upon written request to the Lender at the address set forth on the first page of this Deed of Trust. Any such request shall include the name and address of the requesting party and also contain a brief explanation of the nature and reason for such request.

(e)         WAIVER OF CONSUMER RIGHTS. TO THE EXTENT NOW OR HEREAFTER APPLICABLE, GRANTOR HEREBY WAIVES GRANTOR’S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF GRANTOR’S OWN SELECTION, GRANTOR VOLUNTARILY CONSENTS TO THIS WAIVER.

(f)         Section 26.02 Notice. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THIS DEED OF TRUST AND THE OTHER DOCUMENTS EVIDENCING, SECURING OR PERTAINING TO ALL OR ANY PORTION OF THE DEBT REPRESENT THE FINAL AGREEMENT BETWEEN GRANTOR AND LENDER AS TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

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(g)         TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES IN COMPLIANCE WITH THE GOVERNING PROVISIONS OF THE LOAN AGREEMENT; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY LENDER IN COMPLIANCE WITH THE GOVERNING PROVISIONS OF THE LOAN AGREEMENT, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, THIS DEED OF TRUST has been executed by Grantor as of the day and year first above written.

GRANTOR:

MOODY NATIONAL Austin-GOVR HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name: Brett C. Moody
Title: President

[Signature Page to Deed of Trust (TX)]

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STATE OF ______________

COUNTY OF ____________

Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Brett C. Moody, with whom I am personally acquainted and who, upon oath, acknowledged himself to be President of Moody National Austin-GOVR Holding, LLC, a Delaware limited liability company, and that as President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company as its President.

WITNESS my hand and seal at ________________, _______________, as of the _____ day of _________, 2013.

NOTARY PUBLIC

My commission expires:

[Notary Page to Deed of Trust (TX)]

EXHIBIT A

LEGAL DESCRIPTION

TRACT 1: Lot 1, Block “A”, RESUBDIVISION OF LOT B-1, OF LOTS B-1 AND B-2 CROW INDUSTRIAL PARK SOUTH SECTION NINE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 96, Page(s) 149-150 of the Plat Records of Travis County, Texas;

TRACT 2: Easement Estate for ingress and egress as created and defined by Reciprocal Easement Agreement dated October 10, 1996, recorded in Volume 12802, Page 451 of the Real Property Records of Travis County, Texas, and being over and across Lot(s) 2, Block A, RESUBDIVISION OF LOT B-1, OF LOTS B-1 AND B-2 CROW INDUSTRIAL PARK SOUTH SECTION NINE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 96, Page(s) 149-150 of the Plat Records of Travis County, Texas; and

TRACT 3: Easement Estate for reciprocal drainage and water quality pond as created and defined by Reciprocal Easement Agreement dated October 11, 1996, recorded in Volume 12802, Page 457 and re-recorded in Volume 12806, Page 2579 of the Real Property Records of Travis County, Texas, and being over and across Lot(s) 2, Block A, RESUBDIVISION OF LOT B-1, OF LOTS B-1 AND B-2 CROW INDUSTRIAL PARK SOUTH SECTION NINE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 96, Page(s) 149-150 of the Plat Records of Travis County, Texas.